Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment No. 1 of our report dated November 6, 2008 relating to the financial statements of INVO Bioscience, Inc. for the period January 5, 2007 (Inception) to December 31, 2007.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Webb & Company P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
December 28, 2009